EXHIBIT 99.1

Spirit Airlines Reports 4th Consecutive Year of Profitability and Record Full Year 2012 Net Income

MIRAMAR, FLORIDA (February 19, 2013) - Spirit Airlines, Inc. (NASDAQ: SAVE) today reported fourth quarter 2012 and full year 2012 financial results.

•
Net income for the fourth quarter 2012 was $19.5 million, or $0.27 per diluted share. Results for the fourth quarter and full year 2012 include an estimated $25 million negative revenue impact ($24 million pre-tax income, $15 million after tax) from Hurricane Sandy.

•	Adjusted CASM ex-fuel for the fourth quarter 2012 decreased 2.5 percent year-over-year. See "Reconciliation of Adjusted CASM ex-fuel to CASM" table below for more details.

•
Net income, excluding special items, for the full year 2012 was a record $103.8 million, or $1.43 per diluted share[1]. GAAP net income for the full year 2012 was a record $108.5 million, or $1.49 per diluted share.

•
For the fourth quarter 2012, Spirit achieved an operating margin, excluding special items, of 9.7 percent (15.8 percent adjusted for Hurricane Sandy)[1]. For the full year 2012, Spirit's operating margin, excluding special items, was 12.6 percent (14.2 percent adjusted for Hurricane Sandy). Operating margin on a GAAP basis was 9.7 percent and 13.2 percent for the fourth quarter and full year 2012, respectively.

•	Spirit ended 2012 with $416.8 million in unrestricted cash.

•
Spirit's return on invested capital (before taxes and excluding special items) was 26.5 percent (28.8 percent adjusted for Hurricane Sandy) for the year ended December 31, 2012. See "Calculation for Return on Invested Capital" table below for more details.

“2012 was a very exciting year for Spirit.  We successfully grew our business, delivered strong financial results and remained committed to our low-cost, low-fare strategy.  This low-cost, low-fare strategy helped us to achieve among the highest margins in the industry,” said Ben Baldanza, Spirit's President and Chief Executive Officer. "I want to thank and congratulate our team members that contributed to our success.”
Revenue Performance
For the fourth quarter 2012, Spirit's total operating revenue was $328.3 million, an increase of 19.8 percent, compared to fourth quarter 2011.

Total revenue per available seat mile (“RASM”) for the fourth quarter 2012 was 11.10 cents, a decrease of 6.6 percent compared to the fourth quarter 2011 due to the negative revenue impact from Hurricane Sandy and a 5.3 percent increase in average stage length.

Passenger flight segment ("PFS") volume grew 22.0 percent year-over-year in the fourth quarter 2012 with average non-ticket revenue per PFS for the fourth quarter 2012 increasing 9.4 percent year-over-year to $52.73 and average ticket revenue per PFS for the quarter decreasing 8.6 percent year-over-year to $71.30. The growth in non-ticket revenue per PFS was primarily driven by a passenger usage fee increase implemented late in the fourth quarter of 2011.

For the full year 2012, total operating revenue increased 23.1 percent to $1.3 billion compared to the same period last year on a 21.3 percent increase in available seat miles.

Cost Performance
Total operating expenses in the fourth quarter 2012 were $296.3 million, an increase of 25.6 percent compared to the same period in 2011. The increase in operating expenses was primarily driven by fuel and other expenses associated with additional available seat miles ("capacity") which grew by 28.3 percent year-over-year.

Cost per available seat mile excluding special items and fuel (“Adjusted CASM ex-fuel”) for the fourth quarter 2012 decreased 2.5 percent year-over-year to 5.93 cents. Primary drivers of the decrease included lower labor expense per ASM year-over-year due to lower unit overhead costs, lower distribution expense per ASM as a result of a decrease in credit card fees, and an increase in average stage length. These benefits were partially offset by start-up costs related to Spirit's seat maintenance program of $1.4 million during the fourth quarter 2012, bringing the total start-up costs related to this program to $6.8 million, and higher depreciation and amortization expense related to amortization of heavy maintenance events.

Total operating expense for the full year 2012 was $1.1 billion, up 23.5 percent as compared to the full year 2011, largely driven by fuel and other expenses associated with capacity increasing by 21.3 percent year-over-year.

Selected Balance Sheet and Cash Flow Items
As of December 31, 2012, Spirit had $416.8 million in unrestricted cash and cash equivalents, no restricted cash, no debt on its balance sheet, and total shareholders' equity of $582.5 million.

During the fourth quarter 2012, Spirit incurred capital expenditures of $2.1 million, paid $5.8 million in pre-delivery deposits ("PDPs") for future deliveries of aircraft, net of reimbursements, and paid $2.1 million in maintenance reserves, net of reimbursements.

Fleet
Spirit ended 2012 with 45 aircraft in its fleet.  The Company has nine aircraft scheduled for delivery in 2013, including seven new Airbus A320 aircraft and two used A319s.

Fourth Quarter 2012 and Other Current Highlights

•	Recently added/announced new service between (service start date):

- Houston and Chicago (10/4/12)	- Dallas/Fort Worth and Minneapolis/St. Paul (4/4/13)
- Houston and Las Vegas (10/4/12)	- Dallas/Fort Worth and Philadelphia (4/4/13)
- Denver and Phoenix/Mesa (10/4/12)[2]	- Houston and Los Angeles (4/25/13)
- Chicago and Tampa (11/8/12)[2]	- Dallas/Fort Worth and Oakland/
- Chicago and Phoenix/Mesa (11/8/12)[2]	San Francisco (4/25/13)
- Minneapolis/St. Paul and Fort Lauderdale (11/8/12)[2]	- Dallas/Fort Worth and Los Angeles (4/25/13)
- Minneapolis/St. Paul and Fort Myers (11/8/12)[2]	- Dallas/Fort Worth and Cancun, Mexico (4/25/13)
- Dallas/Fort Worth and Fort Myers (11/8/12)[2]	- Baltimore/Washington and Las Vegas (4/25/13)
- Boston and Fort Myers (11/8/12)[2]	- Baltimore/Washington and Myrtle Beach (4/25/13)[2]
- San Diego and Portland, Oregon (11/8/12)	- Philadelphia and Myrtle Beach (4/25/13)[2]
- San Diego and Los Cabos, Mexico (11/8/12)	- Philadelphia and Las Vegas (4/25/13)
- Dallas/Fort Worth and New Orleans (1/24/13)	- Minneapolis/St. Paul and Denver (4/25/13)[2]
- Houston and Orlando (2/14/13)	- Dallas/Fort Worth and Los Cabos, Mexico (6/13/13)
- Detroit and Denver (2/14/13)	- Dallas/Fort Worth and Latrobe/Pittsburgh (6/14/13)

•	Opened a Crew Base at Dallas/Fort Worth International Airport on December 1, 2012.

•	Became the Official Airline of the MiaGreen Conference & Expo.

•	Partnered with the AIDS Foundation Houston and 24th Annual AIDS Walk Houston 2013.

•	Sponsored the 200-Mile Ragnar Florida Keys Relay benefiting the Special Olympics Florida and HERA Women's Cancer Foundation.

•	Spirit maintained its commitment to offer low fares to its valued customers (average ticket revenue per passenger flight segment for the fourth quarter 2012 was $71.30).

Investors are urged to read carefully the Company's periodic reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for additional information regarding the Company.

Conference Call/Webcast Details
Spirit will conduct a conference call to discuss these results today, February 19, 2013, at 11:00 a.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines
Spirit Airlines (NASDAQ: SAVE) empowers customers to save money on air travel by offering ultra low base fares with a range of optional services, allowing customers the freedom to choose only the extras they value. This innovative approach grows the traveling market and stimulates new economic activity while creating new jobs.  Spirit's modern fleet, configuration and other innovations enable Spirit to burn less fuel per seat than competitors, making Spirit one of the most environmentally-friendly U.S. carriers.  Spirit's all-Airbus fleet currently operates more than 200 daily flights to over 50 destinations in the U.S., Latin America and the Caribbean.  Visit Spirit at www.spirit.com.

End Notes
(1) See "Reconciliation of Adjusted Net Income to GAAP Net Income" table below for additional information.
(2) Seasonal service only.

Forward-Looking Statements
Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals, or actions the Company may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order, announced new service routes and customer savings programs. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations, including the competitive environment in the airline industry; the Company's ability to keep costs low; changes in fuel costs; the impact of worldwide economic conditions on customer travel behavior; the Company's ability to generate non-ticket revenues; and government regulation. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2011.
Investor Relations Contact:
DeAnne Gabel
Director, Investor Relations
954-447-7920
InvestorRelations@spirit.com

Media Contacts:
Misty Pinson
Director, Corporate Communications
misty.pinson@spirit.com
954-628-4827/cell 954-918-9432

Manuel Jaquez (Latin America & Caribbean)
Senior Manager Commercial - Latin America
manuel.jaquez@spirit.com
954-628-4898

SPIRIT AIRLINES, INC.
Statement of Operations (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,		Percent	December 31,		Percent
	2012	2011	Change	2012	2011	Change
Operating revenues:
Passenger	$188,721	$169,270	11.5	$782,792	$689,650	13.5
Non-ticket	139,547	104,649	33.3	535,596	381,536	40.4
Total operating revenue	328,268	273,919	19.8	1,318,388	1,071,186	23.1

Operating expenses:
Aircraft fuel	120,789	94,827	27.4	471,763	388,046	21.6
Salaries, wages and benefits	58,363	48,228	21.0	218,919	181,742	20.5
Aircraft rent	37,103	30,476	21.7	143,572	116,485	23.3
Landing fees and other rents	17,128	14,166	20.9	68,368	52,794	29.5
Distribution	13,109	12,203	7.4	56,668	51,349	10.4
Maintenance, materials and repairs	12,206	8,115	50.4	49,460	34,017	45.4
Depreciation and amortization	5,244	2,464	112.8	15,256	7,760	96.6
Other operating	32,024	24,396	31.3	127,886	91,172	40.3
Loss on disposal of assets	474	216	na	956	255	na
Special charges (credits)(2)	(105)	805	na	(8,450)	3,184	na
Total operating expenses	296,335	235,896	25.6	1,144,398	926,804	23.5

Operating income	31,933	38,023	(16.0)	173,990	144,382	20.5

Other (income) expense:
Interest expense	6	373	(98.4)	1,350	24,781	(94.6)
Capitalized interest	(6)	(371)	(98.4)	(1,350)	(2,890)	(53.3)
Interest income	(159)	(319)	(50.2)	(925)	(575)	60.9
Other expense	95	70	35.7	331	235	40.9
Total other (income) expense	(64)	(247)	(74.1)	(594)	21,551	na
Income before income taxes	31,997	38,270	(16.4)	174,584	122,831	42.1
Provision for income taxes	12,431	14,279	(12.9)	66,124	46,383	42.6
Net income	$19,566	$23,991	(18.4)	$108,460	$76,448	41.9
Net income per share, basic	$0.27	$0.33	(18.2)	$1.50	$1.44	4.2
Net income per share, diluted	$0.27	$0.33	(18.2)	$1.49	$1.43	4.2

Weighted average shares, basic	72,442	72,242	0.3	72,386	53,241	36.0
Weighted average shares, diluted	72,623	72,473	0.2	72,591	53,515	35.6

(1) Certain prior period amounts have been reclassified to conform to the current year's presentation.
(2) Special charges (credits) for 2012 include recognition of a gain on the sale of four carrier slots at Ronald Reagan National Airport and secondary offering costs related to the sale of 9.4 million shares by Oaktree Capital Management; and for 2011, include amounts relating to exit facility costs associated with moving our Detroit, Michigan maintenance operations to Fort Lauderdale, Florida and termination costs in connection with the IPO during the three months ended June 30, 2011 comprised of amounts paid to Indigo Partners, LLC to terminate its professional service agreement with Spirit and fees paid to three individual, unaffiliated holders of the Company's subordinated notes.

SPIRIT AIRLINES, INC.
Condensed Balance Sheets (1)
(unaudited, in thousands)

	December 31,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$416,816	$343,328
Accounts receivable, net	22,740	15,425
Deferred income taxes	12,591	20,738
Other current assets	95,210	63,217
Total current assets	547,357	442,708

Property and equipment:
Flight equipment	2,648	4,182
Ground and other equipment	43,580	46,608
Less accumulated depreciation	(17,825)	(27,580)
	28,403	23,210
Deposits on flight equipment purchase contracts	96,692	91,450
Aircraft maintenance deposits	122,379	120,615
Deferred heavy maintenance and other long-term assets	125,053	67,830
Total assets	$919,884	$745,813
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$24,166	$15,928
Air traffic liability	131,414	112,280
Other current liabilities	121,314	98,856
Total current liabilities	276,894	227,064
Long-term deferred income taxes	33,216	12,108
Deferred credits and other long-term liabilities	27,239	39,935
Shareholders’ equity:
Common stock	7	6
Additional paid-in-capital	504,527	496,136
Treasury stock	(1,151)	(129)
Retained earnings (deficit)	79,152	(29,308)
Total shareholders’ equity	582,535	466,706
Total liabilities and shareholders’ equity	$919,884	$745,813

(1) Certain prior period amounts have been reclassified to conform to the current year's presentation.

SPIRIT AIRLINES, INC.
Condensed Statement of Cash Flows
(unaudited, in thousands)

	Twelve Months Ended December 31,
	2012	2011
Operating activities:
Net income	$108,460	$76,448
Adjustments to reconcile net income to net cash provided by operations:
Changes in fair value of open fuel hedge contracts	46	3,204
Equity based stock compensation, net	4,327	530
Allowance for doubtful accounts	78	27
Amortization of deferred gains, losses and debt issuance costs	(830)	(1,047)
Depreciation and amortization	15,256	7,760
Deferred income tax benefit	29,255	44,180
Loss on disposal of assets	956	255
Gain on slot sale	(9,060)	—
Interest and dividends incurred but not paid	—	21,875
Capitalized interest	(1,350)	(2,890)
Changes in operating assets and liabilities:
Restricted cash	—	72,736
Accounts receivable	(7,393)	(5,728)
Prepaid maintenance reserves	(31,567)	(36,848)
Long-term deposits and other assets	(68,248)	(15,992)
Accounts payable	8,452	2,457
Air traffic liability	19,134	6,573
Other liabilities	46,115	(2,189)
Other	—	(153)
Net cash provided by operating activities	113,631	171,198
Investing activities:
Proceeds from sale of property and equipment	14	150
Proceeds from sale of slots	9,060	—
Pre-delivery deposits for flight equipment, net of refunds	(12,626)	(53,274)
Purchase of property and equipment	(23,771)	(14,093)
Net cash used in investing activities	(27,323)	(67,217)
Financing activities:
Proceeds from issuance of common stock, net offering expenses	—	170,828
Proceeds from options exercised	469	423
Payments on debt and capital lease obligations	—	(18,221)
Proceeds from sale leaseback transactions	12,540	4,481
Payments to pre-IPO shareholders pursuant to tax receivable agreement	(26,905)	—
Excess tax benefits from share-based compensation	2,098	—
Repurchase of common stock	(1,022)	(886)
Debt issuance costs	—	8
Net cash (used in) provided by financing activities	(12,820)	156,633
Net increase (decrease) in cash and cash equivalents	73,488	260,614
Cash and cash equivalents at beginning of period	343,328	82,714
Cash and cash equivalents at end of period	$416,816	$343,328
Supplemental disclosures
Cash payments for:
Interest	$303	$10,562
Taxes	$40,204	$1,477
Non-cash transactions:
Exchange of notes due to related parties for common stock	$—	$279,206
Exchange of mandatorily redeemable preferred stock for common stock	$—	$81,747
Liability and equity related to tax receivable agreement	$(1,497)	$36,488

SPIRIT AIRLINES, INC.
Selected Operating Statistics (unaudited)

	Three Months Ended December 31,
Operating Statistics	2012	2011	Change
Available seat miles (ASMs) (thousands)	2,956,150	2,303,852	28.3%
Revenue passenger miles (RPMs) (thousands)	2,519,392	1,966,545	28.1%
Load factor (%)	85.2	85.4	(0.2	) pts
Passenger flight segments (thousands)	2,647	2,170	22.0%
Block hours	49,625	40,375	22.9%
Departures	19,908	16,843	18.2%
Operating revenue per ASM (RASM) (cents)	11.10	11.89	(6.6)%
Average yield (cents)	13.03	13.93	(6.5)%
Average ticket revenue per passenger flight segment ($)	71.30	78.00	(8.6)%
Average non-ticket revenue per passenger flight segment ($)	52.73	48.22	9.4%
Total revenue per passenger flight segment ($)	124.03	126.22	(1.7)%
CASM (cents)	10.02	10.24	(2.1)%
Adjusted CASM (cents) (1)	10.03	10.25	(2.1)%
Adjusted CASM ex-fuel (cents) (2)	5.93	6.08	(2.5)%
Fuel gallons consumed (thousands)	36,670	29,954	22.4%
Average economic fuel cost per gallon ($)	3.31	3.21	3.1%
Aircraft at end of period	45	37	21.6%
Average daily aircraft utilization (hours)	12.6	12.3	2.4%
Average stage length (miles)	932	885	5.3%
Airports served at end of period	51	48	6.3%

	Twelve Months Ended December 31,
Operating Statistics	2012	2011	Change
Available seat miles (ASMs) (thousands)	11,344,731	9,352,553	21.3%
Revenue passenger miles (RPMs) (thousands)	9,663,721	8,006,748	20.7%
Load factor (%)	85.2	85.6	(0.4	) pts
Passenger flight segments (thousands)	10,423	8,518	22.4%
Block hours	192,403	161,898	18.8%
Departures	78,582	65,565	19.9%
Operating revenue per ASM (RASM) (cents)	11.62	11.45	1.5%
Average yield (cents)	13.64	13.38	1.9%
Average ticket revenue per passenger flight segment ($)	75.11	80.97	(7.2)%
Average non-ticket revenue per passenger flight segment ($)	51.39	44.79	14.7%
Total revenue per passenger flight segment ($)	126.50	125.76	0.6%
CASM (cents)	10.09	9.91	1.8%
Adjusted CASM (cents) (1)	10.15	9.84	3.2%
Adjusted CASM ex-fuel (cents) (2)	6.00	5.72	4.9%
Fuel gallons consumed (thousands)	142,991	121,030	18.1%
Average economic fuel cost per gallon ($)	3.30	3.18	3.8%
Average daily aircraft utilization (hours)	12.8	12.7	0.8%
Average stage length (miles)	909	921	(1.3)%

(1)	Excludes unrealized mark-to-market (gains) and losses and special items as described in the “Reconciliation of Adjusted Net Income to GAAP Net Income” table below.

(2)
Excludes all components of fuel expense, including realized and unrealized mark-to-market hedge (gains) and losses, and special items as described in the “Reconciliation of Adjusted Net Income to GAAP Net Income” table below.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as an analytical tool. Because of these limitations, determinations of Spirit's operating performance excluding unrealized gains and losses or special items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Reconciliation of Adjusted Net Income to GAAP Net Income
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
				Pro forma
(in thousands, except per share data)	2012	2011	2012	2011 (1)
Net income, as reported	$19,566	$23,991	$108,460	$76,448
Add: Provision for income taxes	12,431	14,279	66,124	46,383
Income before income taxes, as reported	31,997	38,270	174,584	122,831

Add: Unrealized mark-to-market (gains) and losses (2)	(414)	(1,203)	46	3,204
Add special items (3):
Loss on disposal of assets	474	216	956	255
Special charges (credits) (4)	(105)	805	(8,450)	3,184
Income before income taxes, non-GAAP (5)	31,952	38,088	167,136	129,474

Add: Interest expense	—	—	—	23,964
Income before income taxes, non-GAAP (5)	31,952	38,088	167,136	153,438
Provision for income taxes (6)	12,414	14,211	63,303	57,941
Adjusted net income, non-GAAP (5)	$19,538	$23,877	$103,833	$95,497

Weighted average shares, basic	72,442	72,242	72,386	72,138
Weighted average shares, diluted	72,623	72,473	72,591	72,413

Adjusted net income per share, basic	$0.27	$0.33	$1.43	$1.32
Adjusted net income per share, diluted	$0.27	$0.33	$1.43	$1.32

(1)
Pro forma earnings for full year 2011 are presented to give effect to the following as if the IPO occurred as of January 1, 2010: (i) the elimination of all of Spirit's outstanding indebtedness and preferred stock, and the termination of any outstanding letter of credit facility supporting collateral obligations due to Spirit's credit card processors through (x) the application of a portion of the IPO net proceeds, (y) the exchange of any notes not repaid with IPO net proceeds for shares of common stock and (z) the exchange of any shares of preferred stock not redeemed with IPO net proceeds for shares of common stock; (ii) adding back to net income the interest expense recorded in Spirit's statement of operations related to the indebtedness and preferred stock retired; (iii) the issuance of shares of common stock by Spirit in the IPO and in connection with the related recapitalization; and (iv) the estimated tax impact resulting from the above transactions.

(2)	Unrealized mark-to-market (gains) and losses are comprised of non-cash adjustments to aircraft fuel expenses.

(3)	Special items include loss on disposal of assets and special charges (credits).

(4)
Special charges (credits) for 2012 include recognition of a gain on the sale of four carrier slots at Ronald Reagan National Airport and secondary offering costs related to the sale of 9.4 million shares by Oaktree Capital Management; and for 2011, include amounts relating to exit facility costs associated with moving our Detroit, Michigan maintenance operations to Fort Lauderdale, Florida and termination costs in connection with the IPO during the three months ended June 30, 2011 comprised of amounts paid to Indigo Partners, LLC to terminate its professional service agreement with Spirit and fees paid to three individual, unaffiliated holders of the Company's subordinated notes.

(5)	Excludes unrealized mark-to-market (gains) and losses and special items.

(6)	Assumes same marginal tax rate as is applicable to GAAP net income.

Reconciliation of Adjusted CASM ex-fuel to CASM
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands, except CASM data in cents)	2012	2011	2012	2011
Total operating expenses, as reported	$296,335	$235,896	$1,144,398	$926,804
Less: Unrealized mark-to-market (gains) and losses	(414)	(1,203)	46	3,204
Less special items:
Loss on disposal of assets	474	216	956	255
Special charges (credits)	(105)	805	(8,450)	3,184
Operating expenses, non-GAAP (1)	296,380	236,078	1,151,846	920,161
Less: Economic fuel expense, non-GAAP	121,203	96,030	471,717	384,842
Operating expenses excluding fuel, non-GAAP (1) (2)	$175,177	$140,048	$680,129	$535,319

Available seat miles	2,956,150	2,303,852	11,344,731	9,352,553

CASM (cents)	10.02	10.24	10.09	9.91
Adjusted CASM (cents) (1)	10.03	10.25	10.15	9.84
Adjusted CASM ex-fuel (cents) (2)	5.93	6.08	6.00	5.72

Reconciliation of Adjusted Operating Income and Hurricane Sandy-Adjusted Pro Forma Operating Income to GAAP Operating Income
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands)	2012	2011	2012	2011
Operating income, as reported	$31,933	$38,023	$173,990	$144,382
Operating margin, GAAP	9.7%	13.9%	13.2%	13.5%
Add: Unrealized mark-to-market (gains) and losses	(414)	(1,203)	46	3,204
Add special items:
Loss on disposal of assets	474	216	956	255
Special charges (credits)	(105)	805	(8,450)	3,184
Operating income, non-GAAP (1)	$31,888	$37,841	$166,542	$151,025
Operating margin (1)	9.7%	13.8%	12.6%	14.1%

Estimated net operating impact from Hurricane Sandy	$24,000		24,000
Hurricane Sandy-Adjusted Pro Forma Operating Income	$55,888		$190,542

Estimated revenue impact from Hurricane Sandy	$25,000		$25,000
Hurricane Sandy-Adjusted Pro Forma Total Operating Revenue	$353,268		$1,343,388
Hurricane Sandy-Adjusted Pro Forma Operating Margin	15.8%		14.2%

(1)	Excludes unrealized fuel hedge (gains) and losses and special items as described in the "Reconciliation of Adjusted Net Income to GAAP Net Income" table above.

(2)
Excludes all components of fuel expense, including realized and unrealized fuel hedge (gains) and losses, and special items as described in the “Reconciliation of Adjusted Net Income to GAAP Net Income” table above.

The Company's economic fuel cost per gallon differs from GAAP results in that it only includes the cash settlements related to fuel hedge contracts that settled during the period, whereas the GAAP results also include the non-cash mark-to-market impact of all fuel hedge contracts expected to settle in future periods. The Company believes that net fuel hedge adjustments provide management and investors the ability to better assess and compare its performance.
Reconciliation of non-GAAP Economic Fuel Expense to GAAP Fuel Expense
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands, except per gallon data)	2012	2011	2012	2011
Fuel Expense
Aircraft fuel, as reported	$120,789	$94,827	$471,763	$388,046
Less: Unrealized mark-to-market (gains) and losses	(414)	(1,203)	46	3,204
Economic fuel expense, non-GAAP	$121,203	$96,030	$471,717	$384,842

Fuel gallons consumed	36,670	29,954	142,991	121,030

Economic fuel cost per gallon, non-GAAP	$3.31	$3.21	$3.30	$3.18

Calculation of Return on Invested Capital
(unaudited)

	Twelve Months Ended	Hurricane Sandy	Hurricane Sandy-
(in thousands)	December 31, 2012	Adjustments	Adjusted
Operating Income	$173,990	$24,000	$197,990
Add: Unrealized mark-to-market and losses (1)	46		46
Add special items:
Special charges (credits) (1)	(8,450)		(8,450)
Loss on disposal of assets	956		956
Adjustment for Aircraft Rent	143,572		143,572
Adjusted Operating Income (1)	$310,114	$24,000	$334,114
Tax (37.9%) (2)	117,533	9,096	126,629
Adjusted Operating Income, after-tax	$192,581	$14,904	$207,485
Invested Capital
Total Debt	$—		$—
Book Equity	582,535	14,904	597,439
Less: Unrestricted Cash	416,816	24,000	440,816
Add: Capitalized Aircraft Operating Leases (7x Aircraft Rent)	1,005,004		1,005,004
Total Invested Capital	$1,170,723	$(9,096)	$1,161,627

Return on Invested Capital (ROIC), pre-tax	26.5%		28.8%
Return on Invested Capital (ROIC), after-tax	16.4%		17.9%

(1)	Excludes unrealized mark-to-market (gains) and losses and special items as described in the “Reconciliation of Adjusted Net Income to GAAP Net Income” table below.

(2)	Assumes same marginal tax rate as is applicable to GAAP net income.

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